Our job is to be the best
UBS Global Paper and Forest Products
Conference
September 15, 2010

 This presentation contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-
looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates;
demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control.
Except as required by law, we expressly disclaim any obligation to publicly revise any forward-
looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.
 This presentation includes non-GAAP financial measures. The required reconciliations to
GAAP financial measures are included on our website, www.templeinland.com.

Create Superior and Sustainable Value
• Maximize ROI
• Profitably grow our business

Scorecard
• Corrugated Packaging
 – 10.8% first half 2010 ROI
 – Positioned for record earnings in the second half of
 2010
 – Fifth consecutive year of above cost of capital returns
• Building Products
 – Positive first half EBIT
 – First half EBITDA of $27 million

Corrugated Packaging Segment Highlights
• 7 mills
 - 3.9 million tons
• 60 converting facilities
 - 3.7 million tons
• # 3 industry producer
Business Highlights
Financial Highlights
($ in Millions)	2006	2007	2008	2009
Revenue	$2,977	$3,044	$3,190	$3,001
EBIT	$255	$287	$225	$347
Investment	$2,039	$2,004	$1,990	$2,109
ROI	12.5%	14.3%	11.3%	16.5%
EBITDA	$408	$429	$371	$492

Corrugated Packaging Strategic Initiatives
• Maintain high integration level
    - Box plant consumption = mill capacity
• Drive for low cost
 - Asset utilization and manufacturing excellence
• Improve mix and margins
   - Sales excellence
• Profitably grow business
   - Organically / Acquisition
Lowering Costs, Improving Efficiencies and Growing Profitably

Integration Level - Highest in the Industry
Source: Company reports
Temple-Inland is the most integrated producer of corrugated containers

Drive For Low Cost
• Lower mill cost
 – Targeted capital to enhance reliability, reduce
 energy consumption and enhance mix
 flexibility
• Lower box plant cost
 – Box Plant Transformation I and II

Box Plant Transformation I (2006-2010)
• EBIT (Lower Costs)    $80MM/Year
 – Fewer Plants     4
 – Fewer Machines    88
 – Fewer Positions   1,157
• Investment     $174MM
• ROI       46%

Box Plant Transformation II (2010-2013)
• EBIT (Lower Costs)    $100MM/Year
 – Fewer Plants     12
 – Fewer Machines    65
 – Fewer Positions    900
• Investment     $250MM
• ROI       40%

Improve Mix and Margins
• Customer segmentation
• Target richer segment of customer
 portfolio

Profitably Grow Our Business
• PBL acquisition
 – $20 million of synergies
 – $30 million from white-top
 – 60% ROI

Corrugated Packaging
Comparative Peer Group Returns
Notes: (1) As reported by segment excluding special items for TIN, IP and Weyerhaeuser. For TIN and IP, the asset base was adjusted to include acquisitions made in Q3 2008.
 (2) For PCA, EBIT = Gross profit-selling and administrative expenses. (3) For SSCC, EBIT as reported by segment; total assets reported for the company beginning in 2007.
 For prior years, total assets = segment assets + other assets of $3.3 billion.

North American Corrugated Packaging
Industry Fundamentals
• Low inventories
• High operating rates
• Positive demand
• Improved linerboard pricing

Source: Fibre Box Association and AF&PA
July 2010 inventories were lowest
July level since 1979
Rising Industry Operating Rates
and Lower Inventories

Improving Box Demand

Year-to-date industry box demand is up 3.2%
Source: Fibre Box Association

Improving Linerboard Pricing
Linerboard prices have risen 28% in the last 12 months
Source: Pulp and Paper Week

Corrugated Packaging Summary
• Simple, effective strategy…execution = results
• Track record of success
• Improved industry fundamentals

Building Products
• Portfolio of Products
 – Lumber
 – Gypsum
 – Particleboard
 – MDF
• Lowest quartile cost converting
 operations
• Located near large, high-growth
 markets
Financial Highlights
Business Highlights
($ in Millions)	2006	2007	2008	2009
Revenue	$1,119	$806	$694	$576
EBIT	$221	$8	($40)	($27)
Investment	$586	$562	$560	$535
ROI	37.7%	1.4%	(7.1%)	(5.0%)
EBITDA	$265	$53	$8	$17
Housing Starts (000’s)	1,812	1,342	900	553

Building Products Strategic Initiatives
• Deliver tailored portfolio of building products
 – Products for new home, repair and remodeling
 and commercial markets
• Drive low cost
 – Manufacturing excellence
• Serve preferred markets
 – Favorable demographics
• Profitably grow business

Tailored Products

Low Cost Operations
Buna
Pineland
Diboll
Rome
DeQuincy
Lumber
Competitive
Position
1st
Quartile
2nd
Quartile
3rd
Quartile
4th
Quartile
Gypsum
Competitive
Position
Cumberland
Fletcher
W. Memphis
McQueeney
Panels
Competitive
Position
Monroeville
Hope
Diboll
Thomson
PB
MDF
El Dorado
Mt. Jewett
80% of Building Products operations are in lowest cost quartile
1st
Quartile
2nd
Quartile
3rd
Quartile
4th
Quartile
1st
Quartile
2nd
Quartile
3rd
Quartile
4th
Quartile
Source: Beck & RISI studies and internal analysis

Building Products Facilities
Mt. Jewett
Cumberland City
West Memphis
Fletcher
El Dorado
Hope
Rome
Thomson
Pineland
Diboll
Monroeville
DeQuincy
Buna
McQueeney

Housing Starts
TIN EBITDA
2006
2007
2008
2009
2010

Financial Priorities
• Return cash to shareholders
 – Dividend increased 10% to annual
 rate of $0.44 per share in Q1 2010
• Reduce debt
• Invest in our business
• Profitably grow

Create Superior and Sustainable Value
• Maximize ROI
• Profitably grow our business

Our job is to be the best